UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2011 (June 27, 2011)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 S. River Parkway Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2011, Brian Lukian resigned as Chief Financial Officer of the Registrant.   On June 27, 2011, the Company hired Christopher Benjamin as its Chief Financial Officer. Mr. Benjamin will be paid as a consultant and it is not currently contemplated that Mr. Benjamin will be compensated on an annual basis more than $60,000. Mr. Benjamin's experience includes both public and private company financial reporting expertise.  Based in Phoenix, AZ, Mr. Benjamin has served as President of Rogue CFO Consulting since November 2007.  Prior to this, Chris spent 12 years in the corporate world, with his last several years spent as CFO to growth stage ventures.  His responsibilities at these companies included monthly financial reporting and analysis, audit and cash management, forecasting, oversight of the General Ledger, as well as ensuring compliance with GAAP, FASB and SEC reporting standards.  Earlier in his career when working with larger corporations his responsibilities included serving as Controller and being involved in Sarbanes Oxley process documentation, process flow creation and SEC reporting support.  He received his M.B.A. from the University of Washington in Seattle in 2007 and a B.A. in accounting from the University of Fraser Valley in Abbotsford, British Columbia, Canada in 1997.

SIGNATURES

QUANTUM MATERIALS CORP. (Registrant)

Dated: July 22, 2011	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer
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